EXHIBIT 21

HUMANA INC.

SUBSIDIARY LIST

DELAWARE

1.	American Tax Credit Corporate Georgia Fund III, L.L.C. (1)
2.	Availity, L.L.C. (2)
3.	Emphesys, Inc. – Doing Business as:
a.	Texas-Emphesys, Inc. (TX)
4.	Green Ribbon Health, L.L.C. (3)
5.	Health Value Management, Inc. – Doing Business As:
a.	ChoiceCare Network
b.	National Transplant Network
6.	Humana Inc. – Doing Business As:
a.	H.A.C. Inc. (KY)
b.	Humana of Delaware, Inc. (CO)
7.	Humana Innovation Enterprises, Inc. – Doing Business As:
a.	Personal Nurse (KY)
8.	Humana Military Healthcare Services, Inc. – Doing Business As:
a.	Humana Military Health Services, Inc. (IL)
9.	Humana Military Pharmacy Services, Inc.
10.	Humana Pharmacy, Inc. – Doing Business As:
a.	Humana Mail (FL, IL, KY, TX)
b.	The Pharmacy (TX)
c.	PrescribIT
d.	RightSource
e.	RightSource Mail
11.	HumanaDental, Inc.
12.	HumSV, Inc.
13.	Sensei, Inc. (4)

FLORIDA

1.	CAC-Florida Medical Centers, LLC
2.	CarePlus Health Plans, Inc. – Doing Business As:
a.	Solicare Health Plans
3.	CPHP Holdings, Inc.
4.	HUM-e-FL, Inc.
5.	Humana Health Insurance Company of Florida, Inc.
6.	Humana Medical Plan, Inc. – Doing Business As:
a.	Coastal Pediatrics-Daytona
b.	Coastal Pediatrics-Port Orange
c.	Coastal Pediatric-Ormond
d.	Flagler Family Practice
e.	Florida Dermatology Center
f.	Humana Family
g.	Humana Medical Plan-West Palm Beach
h.	Internal Medicine of Daytona
i.	Orange Park Family Health Care
j.	Suncoast Medical Associates

GEORGIA

1.	Humana Employers Health Plan of Georgia, Inc

ILLINOIS

1.	INFOCUS Technology, Inc.
2.	The Dental Concern, Ltd. – Doing Business As:
a.	TDC (MO)

KENTUCKY

1.	CHA HMO, Inc. – Doing Business As:
a.	CHA Health (IN, KY)
2.	CHA Service Company
3.	Humana Active Outlook, Inc.
4.	Humana Health Plan, Inc. – Doing Business As:
a.	Humana Health Care Plans of Indiana (IN)
b.	Humana Health Plan Administrators (CA)
5.	Humana Insurance Company of Kentucky
6.	Humana MarketPOINT, Inc. (FQ) – Doing Business As:
a.	Humana MarketPOINT Insurance Sales (CA)
7.	Humco, Inc.
8.	Preservation on Main, Inc.
9.	The Dental Concern, Inc. – Doing Business As:
a.	The Dental Concern/KY, Inc. (IN)
b.	The Dental Concern/KY, Inc. (MO)
10.	515-526 West Main Street Condominium Council of Co-Owners, Inc.

LOUISIANA

1.	Health One, Inc.
2.	Humana Health Benefit Plan of Louisiana, Inc. – Doing Business As:
a.	Humana Inc.
b.	Humana of Louisiana
3.	Humana Health Plan Interests, Inc.

NEW YORK

1.	Humana Insurance Company of New York

OHIO

1.	Humana Health Plan of Ohio, Inc. – Doing Business As:
a.	ChoiceCare/Humana (IL, IN, KY, OH)
b.	Humana/ChoiceCare (IL, IN, KY, OH)

PUERTO RICO

1.	Healthcare E-Commerce Initiative, Inc.
2.	Humana Health Plans of Puerto Rico, Inc.
3.	Humana Insurance of Puerto Rico, Inc.
4.	Humana MarketPOINT of Puerto Rico, Inc.

TEXAS

1.	Corphealth Healthcare, Inc.
2.	Corphealth, Inc.
3.	Corphealth Provider Link, Inc.
4.	Emphesys Insurance Company
5.	Humana Health Plan of Texas, Inc. – Doing Business As:
a.	Humana Health Plan of San Antonio

VERMONT

1.	Managed Care Indemnity, Inc. – Doing Business As:
a.	Witherspoon Parking Garage (KY)

WISCONSIN

1.	CareNetwork, Inc. – Doing Business As:
a.	CARENETWORK
2.	Humana Insurance Company
3.	Humana Wisconsin Health Organization Insurance Corporation -- Doing Business As:
a.	WHOIC
b.	WHO
4.	HumanaDental Insurance Company
5.	Independent Care Health Plan (5)

ENGLAND & WALES

1.	Humana Health Enterprises UK, Ltd.

(1)	Ownership is 58.1736% by Humana Insurance Company, 1.6029% by The Savannah Bank, N.A., an unaffiliated entity and 40.2133% by GMAC Insurance Georgia, L.L.C., an unaffiliated entity. It is a Delaware L.L.C. investment fund organized for the purpose of investing in apartment complexes generating Georgia state low income housing tax credits.

(2)	Ownership is 32% by Hum-e-FL, Inc., 48% by Navigy, Inc., an unaffiliated entity and 20% by Health Care Service Corporation, an unaffiliated entity.

(3)	Ownership is 50% by Humana Innovation Enterprises, Inc. and 50% by Pfizer Health Solutions, Inc., an unaffiliated entity.

(4)	Ownership is 50% by Humana Innovation Enterprises, Inc. and 50% by Card Guard AG, an unaffiliated entity.

(5)	Ownership is 50% by CareNetwork, Inc. and 50% by New Health Services, Inc., an unaffiliated entity.